Exhibit 10.3

DAVIDSTEA INC.

AMENDED AND RESTATED EQUITY INCENTIVE PLAN

DavidsTea Inc. (“Corporation”) hereby adopts this Amended and Restated Equity Incentive Plan (the “Plan”) for key Employees (as hereinafter defined) of Corporation:

ARTICLE 1
PURPOSE

The purpose of the Plan is (i) to attract, retain and motivate persons of training, experience and leadership as key Employees of Corporation, and (ii) to advance the interests of Corporation by affording key Employees with the opportunity, through Options and Restricted Shares (both as hereinafter defined), to acquire an increased proprietary interest in Corporation.

ARTICLE 2
INTERPRETATION

Section 2.1                                   Definitions

In this Plan, the following terms have the following meanings:

“Affiliate” means, with respect to any specified Entity, any other Entity who, directly or indirectly, Controls, is Controlled by, or is under common Control with such Entity, including without limitation any general partner, managing member, officer or director of such Entity or any venture capital fund now or hereafter existing that is Controlled by one or more general partners or managing members of, or shares the same management company with, such Entity.

“Agreements” means, together, the Voting Agreement and the Right of First Refusal and Co-Sale Agreement;

“Awardholders” means Optionees and Restricted Shareholders, and “Awardholder” means any one of them;

“Awards” means Options and Restricted Shares, and “Award” means any one of them;

“Board” means the Board of Directors of Corporation;

“Business Days” means any day other than a Saturday or Sunday on which banks are open for business in Montreal, Québec;

“Cause” shall have the meaning as set forth in the applicable Equity Participation Agreement or, if no definition is set forth therein, shall means any act or omission of an employee that is a part-time or full-time employee of Corporation which, pursuant to applicable law, constitutes a serious reason for termination of employment;

“Control” means (i) in relation to an Entity that is a corporation, the ownership, directly or indirectly, of voting shares of such Entity carrying more than fifty percent (50%) of the voting rights attaching to all voting shares of such Entity and which are sufficient, if exercised, to elect a majority of its board of directors, and (ii) in relation to an Entity that is a partnership, limited partnership, business trust or other similar Entity, (x) the ownership, directly or indirectly, of voting securities of such Entity carrying more than fifty percent (50%) of the voting rights attaching to all voting shares of the Entity or (y) the ownership of other interests or the holding of a position (such as trustee) entitling the holder thereof to exercise control and direction over the activities of such Entity;

“Deemed Liquidation Event” has the meaning ascribed thereto in Corporation’s articles of amendment filed on April 3, 2012;

“Employee” means (subject to any applicable securities laws) a full-time or part-time employee of Corporation or any contractor or consultant to Corporation (or any parent or subsidiary of the Corporation) or any officer or director of Corporation (or any parent or subsidiary of the Corporation);

“Entity” means a natural person, partnership, limited partnership, limited liability partnership, corporation, joint stock company, trust, estate, unincorporated association, joint venture or other entity or governmental entity, and pronouns have a similarly extended meaning;

“Equity Participation Agreement” means an agreement between Corporation and an Employee in the form of Schedule 4.2 hereto (with such amendments as are approved by the Board) evidencing die grant of an Award to such Employee and the terms and conditions of such Award;

“Incapacity” means, with respect to an Employee that is a full-time or part-time employee of Corporation or an officer or director of Corporation, any medical condition whatsoever that leads to (i) such Employee’s absence from his or her usual job functions for a continuous period of six months, without such Employee being able to resume functions at the expiration of such period on the same basis upon which such person was an Employee prior to such Incapacity (and unsuccessful attempts to return to work for periods of fewer than 28 days shall not interrupt the calculation of such six-month period); (ii) the Employee’s absence from his or her usual job functions for two hundred and 270 days in the aggregate during any period of 365 consecutive days; or (iii) a determination by a court of competent jurisdiction that the Employee is unable to manage his or her own affairs;

“Liquidation Event” means a winding-up, liquidation or dissolution of the Corporation, whether voluntary or involuntary, any Deemed Liquidation Event or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs or otherwise;

“Option” means the right to purchase Shares granted under the Plan pursuant to an Equity Participation Agreement;

“Optionee” means an Employee that holds Options granted under the Plan pursuant to an Option Agreement;

“Option Price” means the purchase price per Optioned Share determined in accordance with Section 5.1;

“Optioned Shares” means the Shares which may be purchased by an Optionee upon its exercise of an Option;

“Plan” means this Equity Incentive Plan;

“Qualified IPO” has the meaning ascribed thereto in Corporation’s articles of amendment filed on April 3, 2012;

“Restricted Share” means a Share awarded to an Employee under the Plan pursuant to an Equity Participation Agreement;

“Restricted Shareholder” means an Employee that holds Restricted Shares granted under the Plan pursuant to an Equity Participation Agreement;

“Right of First Refusal and Co-Sale Agreement” means the agreement dated April 3, 2012 among Corporation, Highland Consumer Fund I Limited Partnership, Highland Consumer Fund I-B Limited Partnership, Highland Consumer Entrepreneurs Fund I Limited Partnership, 0936441 B.C. Ltd, Rainy Day Investments Ltd., David Segal and Howard Tafler, as the same may be amended, supplemented or restated from time to time;

“Shareholder” means a holder of Shares;

“Shares” means Common shares in the capital of Corporation or, in the event of any reclassification of such Common shares, the shares or other securities in the capital of Corporation or other Entity resulting from such reclassification;

“Termination” means (i) in respect of an Employee that is a part-time or full-time employee of Corporation, the termination of such Employee’s employment, including termination with or without Cause, or as a result of resignation, retirement, Incapacity or death, (ii) in respect of an Employee that is a contractor or consultant of Corporation, the termination of the agreement between Corporation and such contractor or consultant for any reason by either party, or (iii) in respect of an Employee that is an officer or director of Corporation, the resignation or removal of any officer or director of Corporation; for greater certainty, the date of Termination, where referred to in this Plan or an Equity Participation Agreement, shall mean the date of actual notice from or to Corporation and shall exclude any deemed notice period imposed under statute or other applicable laws;

“Trigger Event” means the earliest to occur of any one of the following: (i) a Liquidation Event or (ii) the acquisition of Control of Corporation by an Entity that is not an Affiliate of Highland Consumer Fund i Limited Partnership or Rainy Day Investments Ltd.;

“Unvested Restricted Shares” means the Restricted Shares held by a Restricted Shareholder that are not yet vested pursuant to the relevant Equity Participation Agreement; and

“Voting Agreement” means the voting agreement dated April 3, 2012 among Corporation, Highland Consumer Fund 1 Limited Partnership, Highland Consumer Fund I-B Limited Partnership, Highland Consumer Entrepreneurs Fund I Limited Partnership, 0936441 B.C. Ltd, Rainy Day Investments Ltd., David Segal and Howard Tafler, as the same may be amended, supplemented or restated from time to time.

Section 2.2                                   Gender and Number

Any reference in this Plan to gender shall include all genders and words importing the singular number only shall include the plural and vice versa.

ARTICLE 3
SHARES RESERVED FOR ISSUANCE

Section 3.1                                   Maximum Shares Reserved

Subject to adjustment as provided under Section 3.2, Awards may be made under the Plan for up to 1,560,691 Shares. Awards shall not be granted under the Plan for a number of Shares in excess of the maximum number of Shares reserved for issuance, provided that (i) if any Award expires or otherwise terminates for any reason without having been exercised in full, the number of Shares in respect of which the Award has expired or terminated shall again be available for issuance (either as Restricted Shares or pursuant to the exercise of Options) under the Plan, and (ii) in respect of each Class “AA” Common Share (non-voting) in Corporation’s capital and each option exercisable therefor that was issued prior to the date hereof (of which there are 376,963, in the aggregate) that is repurchased by Corporation, an Award for the purchase of one Shares shall thereafter again be available for issuance (either as a Restricted Share or pursuant to the exercise of an Option).

Section 3.2                                   Changes in Share Capital

In the event of a subdivision, combination or reclassification of shares in the capital of the Corporation, the Board shall immediately take all corporate actions in order that the Corporation adjusts tire maximum number of Shares reserved for issuance pursuant to the exercise of Options under the Plan, the number of Shares subject to outstanding Options and the exercise price of outstanding Options, as necessary, to take into consideration such subdivision, combination or reclassification.

If at any time hereafter the Corporation shall consolidate, merge or amalgamate with or into another company (the company resulting or continuing from such consolidation, merger or amalgamation being herein called the “Successor Corporation”), each Optionee shall be entitled to receive upon the subsequent exercise of the Option in accordance with the terms hereof and shall accept in lieu of the number of Shares for which the Options are then exercisable, for the same aggregate consideration payable therefor, the aggregate number of shares of the appropriate class and/or other securities of the Corporation or the Successor

Corporation (as the case may be) and/or other consideration from the Corporation or the Successor Corporation (as the case may be) that the Optionee would have been entitled to receive in connection with such reclassification, reorganization or other change or such consolidation, merger or amalgamation if it had exercised its Options immediately prior to such reclassification, reorganization or other change or such consolidation, merger or amalgamation.

ARTICLE 4
GRANT OF AWARDS

Section 4.1                                   Grant of Awards

The Board may, at any time and from time to time prior to the Plan being terminated or suspended, grant Awards to such Employees as the Board may select for the number of Optioned Shares and/or Restricted Shares that it shall designate, subject to the provisions of this Plan. The Board shall make all necessary or desirable determinations regarding the granting of Awards and may take into consideration the present and potential contributions of a particular Employee to the success of Corporation and any other factors that the Board may deem proper and relevant. The grant of any Restricted Share to, and the exercise of any Option by, an Employee shall be conditional upon the execution and delivery by such Employee of each of the Agreements (if such Employee is not already a party thereto).

Options are intended to be nonstatutory stock options for United States tax purposes and shall riot be treated as incentive stock options within the meaning of section 422(b) of the United States Internal Revenue Code.

Section 4.2                                   Equity Participation Agreement

Each Award granted by the Board shall be evidenced by an Equity Participation Agreement between the Awardholder and Corporation. Each Equity Participation Agreement shall specify the Award granted, the Option Price (in the case of an Option), the terms and conditions of the Award, the applicable vesting schedule and any special restrictions on the Award, including the conditions for repurchase or forfeiture of any Restricted Share awarded.

Section 4.3                                   Covenants to Corporation

Notwithstanding any other provision of the Plan, and except as provided in any Equity Participation Agreement, all vested and unvested Options held by an Optionee, and all Restricted Shares held by a Restricted Shareholder, shall immediately terminate and be forfeited and become null, void and of no effect if such Awardholder does not comply with the terms of any confidentiality, non-disclosure, non-solicitation or non-competition covenants given by such Awardholder to Corporation.

ARTICLE 5
OPTION PRICE

Section 5.1                                   Option Price

The Option Price per Optioned Share at the time any Option is granted, and the issue price of any Restricted Share, shall be the greater of:

(a)                                 the fair market value of a Share at the time the Option is granted or the Restricted Share is issued, as the case may be, as determined in good faith by the Board; and

(b)                                 such other amount as is determined in good faith by the Board at the time of grant or issuance.

ARTICLE 6
TERMS OF EQUITY PARTICIPATION AGREEMENT

Section 6.1                                   Equity Participation Agreement

Unless otherwise modified by the Board generally or in regard to specific Options or Restricted Shares, and subject to any applicable regulatory requirements, each Equity Participation Agreement shall:

(a)                                 provide that the term of any Option granted thereunder is not greater than ten years from the date of the grant;

(b)                                 provide a vesting schedule for any Options or Restricted Shares granted thereunder (which shall be subject to Section 4.3 and Section 9.1);

(c)                                  provide a description of when any Options granted thereunder shall be exercisable (which shall be subject to Section 4.3 and Section 9.1);

(d)                                 not be assigned or transferred by any Awardholder and no Award may be assigned or transferred, and shall be exercisable only, by the Awardholder, subject to Section 9.1(1) with respect to the death of such Awardholder; and

(e)                                  provide that the exercise of any Option and the issuance of any Restricted Share will be contingent upon receipt by Corporation of payment of the full purchase price of such Optioned Shares or the issue price of such Restricted Share, as the case may be, or, in tire case of the exercise of an Option, the election by the Optionee to receive Shares pursuant to the cashless exercise provisions of Section 7.4.

ARTICLE 7
EXERCISE OF OPTIONS

Section 7.1                                   Notice of Exercise

Options shall be exercised by written notice to Corporation in the manner provided in Section 12.1, specifying the number of Optioned Shares in respect of which such Option is then being exercised (the “Notice”) and such notice shall include a cheque or cash in respect of the then applicable Option Price per Optioned Share being exercised (unless the Optionee elects to receive Shares pursuant to the cashless exercise provisions of Section 7.4).  As a condition precedent to the exercise of any Option, the Optionee shall execute and become a party to each of the Agreements, and the Optioned Shares shall become subject to the terms of each of the Agreements.

Section 7.2                                   Issuance of Shares

Subject to Section 7.3, following the exercise of the Option, Corporation shall take all actions necessary to issue such Optioned Shares to the Optionee, provided that in the event of an exercise pursuant to Section 11.2, Corporation shall place such issued Optioned Shares in escrow to ensure satisfaction of the terms of the requirements referred to in Section 11.2.

Section 7.3                                   Obligation to Issue Shares

Corporation’s obligation to issue Optioned Shares to an Optionee pursuant to the exercise of an Option shall be subject to:

(a)                                 completion of such registration or other qualifications of such Optioned Shares or obtaining approval of such governmental authority or stock exchange as Corporation shall determine to be necessary or advisable in connection with the authorization, issuance or sale of the Optioned Shares;

(b)                                 Optionee executing a counterpart to each of the Agreements containing terms and conditions satisfactory to Corporation, acting reasonably (if the Optionee is not already a party thereto);

(c)                                  the admission of such Optioned Shares to listing on any stock exchange on which the Shares may then be listed or proposed to be listed; and

(d)                                 the receipt from the Optionee of such representations, agreements and undertakings as to future dealings in such Optioned Shares as may be necessary to comply with applicable securities laws or stock exchange requirements.

The drafting of all documentation and the obtaining of all registrations, approvals, listings and all other qualifications shall be undertaken by Corporation in a timely fashion at Corporation’s sole expense.

Section 7.4                                   Cashless Exercise

In lieu of exercising the Option for cash, the Optionee may elect to receive instead of the Optioned Shares that number of Shares, disregarding fractions, equal to the value (as determined below) of such Option (or the portion thereof being exercised) by surrender of the Option at the principal office of Corporation together with a properly endorsed notice of exercise and a notice of cashless exercise, in which event Corporation shall issue to the Optionee, upon exercise, that number of Shares calculated using the following formula:

X = Y(A-B)/A

Where                                                             X = the number of Shares to be issued to the Optionee upon such cashless exercise

Y = the number- of Optioned Shares being exercised or, if only a portion of the Option is being exercised, the portion of the Option being exercised

A = The fair market value of one Share as determined by the Board as at the date of such cashless exercise if such fair market value is greater than the Option Price.

B = Option Price.

Section 7.5                                   Cash-Out Option

Unless otherwise provided in the relevant Equity Participation Agreement, Corporation may elect, in its soie discretion, in lieu of issuing Shares, to repurchase some or all of the Options being exercised, at a price in cash calculated by multiplying the number of Options being exercised by the fair market value of the Shares underlying the Options being exercised, as determined in good faith by the Board (the “Cash-Out Option”). The Corporation shall exercise such Cash-Out Option by delivering or mailing to the Optionee within 10 days following receipt by the Corporation of a properly endorsed notice of exercise and a cheque or cash in respect of the then applicable Option Price per Options being exercised (unless the Optionee elects to receive Shares pursuant to the cashless exercise provisions of Section 7.4).

ARTICLE 8
PROVISIONS RELATING TO RESTRICTED SHARES

Section 8.1                                   Accrued Dividends

Unless otherwise provided in the relevant Equity Participation Agreement, any dividends (whether paid in cash, shares or property) declared and paid by Corporation un the Shares at a time when a Restricted Share is subject to restrictions on transferability and forfeitability pursuant to an Equity Participation Agreement (an “Accrued Dividend”) shall not be payable to the Restricted Shareholder until such time as such Restricted Share becomes free from such restrictions on transferability and forfeitability. If and when such Restricted Share becomes free from all such restrictions on transferability and forfeitability, the Accrued Dividends shall become payable to the Restricted Shareholder, and such payments will be made no later than the end of the calendar year in which the related dividend was paid to Shareholders.

Section 8.2                                   Share Certificates

Corporation may require that any share certificates issued in respect of Restricted Shares that are subject to restrictions on transferability and forfeitability pursuant to an Equity Participation Agreement be deposited in escrow by the Restricted Shareholder, together with a share power endorsed in blank, with Corporation (or its designee).

If and when such Restricted Shares become free from such restrictions on transferability and forfeitability, Corporation (or its designee) shall deliver the certificates no longer subject to such restrictions to the Restricted Shareholder or if the Restricted Shareholder has died, to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by the Restricted Shareholder to receive amounts due or exercise rights of the Restricted Shareholder in the event of the Restricted Shareholder’s death or (ii) in the absence of an effective designation by the Restricted Shareholder, “Designated Beneficiary” means the Restricted Shareholder’s estate.

Section 8.3                                   Legend

All certificates representing Restricted Shares shall have affixed thereto legends in substantially the following form, in addition to any other legends that may be required under federal or provincial securities laws and the Agreements:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN OPTION TO PURCHASE SET FORTH IN A CERTAIN RESTRICTED SHARES AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER (OR ITS PREDECESSOR IN INTEREST), AND SUCH AGREEMENT IS AVAILABLE FOR INSPECTION WITHOUT CHARGE AT THE OFFICE OF THE SECRETARY OF THE COMPANY.”

ARTICLE 9
TERMINATION OF EMPLOYEES

Section 9.1                                   Termination Event

(1)                                 Unless otherwise provided hereunder or in the Equity Participation Agreement, in the event of Termination as a result of retirement, Incapacity or death of an Awardholder:

(a)                                 subject to Section 9.1(3), Corporation may elect, in its sole discretion, to repurchase some or all of the Shares held by such Employee (i) in the case of Optioned Shares and vested Restricted shares, at a price in cash calculated by multiplying the number of Shares being repurchased by the fair market value of the Shares, as determined in good faith by the Board and (ii) in the case of Unvested Restricted Shares, for 1.00$ in total for all tire Unvested Restricted Shares;

(b)                                 An Optionee may exercise any of its Options to the extent that such Options were exercisable at the date of such death, retirement or Incapacity and the right to exercise such Options terminates on the earlier of: (i) in the case of Optionee’s death or Incapacity, the date that is 180 days from the date of Optionee’s death or Incapacity, and in the case of Optionee’s retirement, tire date that is 90 days from the date of the Optionee’s retirement; and (ii) the date on which the particular Option expires pursuant to this Plan; and (iii) the date determined by the Board in the event of a Trigger Event, provided that if an Optionee (or his or her legal representative) does not exercise his or her Options on or prior to such date, such Options shall be deemed to have been automatically exercised and Corporation shall set aside for pick-up by Optionee (or his or her legal personal representative) the cash amount to which such Optionee is entitled to receive. Any Options held by the Optionee that were not exercisable at the date of death, retirement or Incapacity immediately expire and are cancelled on such date; and

(c)                                  such Awardholder’s eligibility to receive further grants of Awards under the Plan ceases as of the date of Awardholder’s death, retirement or Incapacity, as the case may be.

(2)                                 Unless otherwise provided hereunder or in the Equity Participation Agreement, in the event of Termination of an Employee that is a part-time or full-time employee of Corporation without Cause (whether such termination occurs with or without any or adequate reasonable notice, or with or without any or adequate compensation in lieu of such reasonable notice):

(a)                                 any Options held by such Employee that are exercisable at the date of Termination continue to be exercisable by such Employee until the earlier of: (A) the date that is 30 days after the date of Termination; (B) the date on which the particular Option expires pursuant to this Plan; and (C) the date determined by the Board in the event of a Trigger Event. Any Options held by such Employee that are not exercisable at the date of Termination immediately expire and are cancelled on the date of Termination;

(b)                                 Corporation may elect, in its sole discretion, to repurchase some or all of the Shares held by such Employee (i) in the case of Optioned Shares and vested Restricted shares, at a price in cash calculated by multiplying the number of Shares being repurchased by the fair market value of the Shares, as determined in good faith by the Board and (ii) in the case of Unvested Restricted Shares, for 1.00$ in total for all the Unvested Restricted Shares;.

(3)                                 Unless otherwise provided hereunder or in the Equity Participation Agreement, in the event of Termination of an Employee that is a part-time or full-time employee of Corporation for Cause, the termination of the relevant contract or consulting agreement by either party for any reason, then any Awards held by such Employee, whether or not exercisable (in the case of Options) or whether or not they are Unvested Restricted Shares (in the case of Restricted Shares) at the date of Termination, shall immediately expire and are cancelled and forfeited for no consideration on such date or at a time as may be determined by the Board, in its sole discretion. Corporation may elect, in its sole discretion, to repurchase some or all of the Shares held by such Employee at a price in cash calculated by multiplying the number of Shares being repurchased by the Corporation by the lesser of (i) the purchase price in the case of Optioned Shares or the issue price in the case of Restricted Shares and (ii) the fair market value of the Shares, as determined in good faith by the Board.

(4)                                 An Optionee’s eligibility to receive further grants of Options under the Plan, and a Restricted Shareholder’s right to receive additional Restricted Shares under the Plan and to exercise any rights with respect to any Restricted Shares previously granted, cease on the earlier of: (i) the date of Termination and (ii) the date that Corporation provides the Awardholder with written notification of such Awardholder’s Termination pursuant to Section 9.1(1), Section 9.1(2) or Section 9.1(3), notwithstanding that such date may be prior to the date of Termination.

(5)                                 If Corporation wishes to exercise its option (the “Purchase Option”) to repurchase the Shares in accordance with Section 9.1(l)(a), Section 9.1(2)(b) or 9.1(3), Corporation shall exercise such Purchase Option by delivering or mailing to the Shareholder (or his estate), within 180 days after the Termination, a written notice of exercise of the Purchase Option (the “Exercise Notice”). The Exercise Notice shall specify the number of Shares to be purchased. If an Exercise Notice is not delivered within such 180-day period, the Purchase Option shall automatically expire and terminate effective upon the expiration of such 180-day period.

(6)                                 Within ten (10) days after delivery to the Shareholder (or his estate) of the Exercise Notice, the Shareholder (or his estate) shall, either directly or pursuant to the provisions of an escrow instruction if the Awardholder is required to execute on pursuant to his Equity Participation Agreement, tender to Corporation at its principal office the certificate or certificates representing the Shares that Corporation has elected to purchase in accordance with the terms of this Agreement, duly endorsed in blank or with duly endorsed share powers attached thereto, all in form suitable for the transfer of such Shares to Corporation. Promptly following its receipt of such certificate or certificates, Corporation shall pay to Awardholder the price set forth in Section 9.1(l)(a), Section 9.1(2)(b) or 9,1(3) (provided that any delay in making such payment shall not invalidate Corporation’s exercise of the Purchase Option with respect to such Shares).

(7)                                 After the time at which any Shares are required to be delivered to Corporation for transfer to Corporation pursuant to this Article 9, no dividends shall accrue on account of such Shares and the Shareholder shall not be entitled to exercise any of the privileges or rights of a Shareholder with respect to such Shares, but shall, in so far as permitted by law, treat Corporation as the owner of such Shares.

(8)                                 Corporation may assign its Purchase Option to one or more Entities.

ARTICLE 10
SHAREHOLDER RIGHTS

Section 10.1                            Shareholder Rights

An Optionee shall have no rights whatsoever as a shareholder in respect of any of the Optioned Shares (including any right to vote or to receive dividends or other distributions therefrom), unless and only to the extent that the Optionee shall from time to time duly exercise an Option, become a Shareholder and become a party and be subject to the terms of each of the Agreements, unless already a party thereto. A Restricted Shareholder shall have the rights of a Shareholder, subject to Article 8 and the provisions of the applicable Equity Participation Agreement.

ARTICLE 11
TRIGGER EVENT

Section 11.1                            Sale of Shares

(1)                                 In the event of the occurrence of a Trigger Event, each Optionee holding vested Options or holding Options that would vest upon the completion of such Trigger Event shall have the right, and the Board shall forthwith give notice in writing of such right to coach such Optionee, to exercise such Options within such period as the Board determines is necessary to permit Optionees to tender ail Shares under such Options in such transaction. Any Options held by the Optionee that are not exercised upon the completion of such Trigger Event (including any unvested Options) expire and are cancelled on the date of completion of such transaction;

(2)                                 Unless otherwise provided in the relevant Equity Participation Agreement, the Board may, in its sole discretion, accelerate the vesting of alt or any part of any Option granted hereunder for the sole purpose of exercising such Options as provided in this Section 11.1; provided that, as a condition precedent to the exercise of any Option so declared vested by the Board of Directors for the purposes hereof, each Optionee agrees with Corporation to forthwith surrender to Corporation any Shares acquired upon the exercise of such Options against reinstatement of such Options upon their original terms in the event that the Trigger Event referred to in Section 11.1(1) is withdrawn or terminated without any Shares being taken up or assets being purchased thereunder, as the case may be.

(3)                                 Unless otherwise provided in the relevant Equity Participation Agreement, the Board may, in its sole discretion, accelerate the vesting of any Unvested Restricted Shares for the sole purpose of permitting such Unvested Restricted Shares to be treated as Shares in connection with the Trigger Event; provided that, as a condition precedent to the accelerated vesting of any Unvested Restricted Shares for the purposes hereof, each holder thereof agrees with Corporation that in the event that the Trigger Event referred to in Section 11.1(1) is withdrawn or terminated without any Shares being taken up or assets being purchased thereunder, as the case may be, such shares shall again become

Unvested Restricted Shares that are subject to the same terms and conditions as prior to such accelerated vesting.

Section 11.2                            Qualified IPO

If Shares are to be offered to the public pursuant to a Qualified IPO, the Board may, in its sole discretion, give an Optionee the right, by giving notice in writing of such right to each Optionee, to exercise within such period as the Board determines is appropriate, Options that are vested or that will have been vested on the anticipated closing date of the Qualified IPO. An Optionee wishing to exercise such right, if granted by the Board, shall agree in writing with Corporation to forthwith surrender any Shares acquired upon the exercise or conditional exercise of such Options to Corporation against reinstatement of such Options upon their original terms in the event that the Qualified IPO is not completed as contemplated. Each Optionee agrees to deposit that portion of Shares received pursuant to this Section 11.2 in escrow as required by any securities commission or other regulatory authority or any stock exchange on which the Shares will be listed. Optionees further acknowledge and agree that they need not be consulted on the proposed Qualified IPO, that their consent or approval to the Qualified IPO need not be obtained and that they shall not be entitled to notice of any shareholder meeting called to approve the Qualified IPO.

Section 11.3                            Cash Out Option

In the event of a transaction described in Section 11.1 or Section 11.2, where the purchase price to be paid under such transaction is in cash, an Optionee may, in lieu of exercising his Option under Section 11.1 or Section 11.2, require Corporation, by notice to Corporation not less than one day prior to the date of completion of such transaction, to purchase his Option for a purchase price in cash equal to the purchase price per share under such transaction times the number of shares subject to this Option, less the Option Price times the number of shares subject to this Option, subject to the agreement of the Optionee to execute such instrument as Corporation requires such that the Optionee assumes the same obligations with respect to such transaction described in Section 11.1 or Section 11.2 as if the Optionee had sold its Optioned Shares to the purchaser under such transaction. Such purchase by Corporation shall occur on the same day and at the same time and place as such transaction, and shall be conditional upon the completion of such transaction.

ARTICLE 12
GENERAL

Section 12.1                            Notice

Any notice required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, mailed by first class mail, postage prepaid or telecopied and addressed to the recipient, and if to Corporation at its principal office and if to an Awardholder, at the address indicated in the Equity Participation Agreement or at the Awardholder’s last known address shown in the records of Corporation. It is the responsibility of an Awardholder to advise Corporation of any change in address, and Corporation shall not have any responsibility for any failure by an Awardholder to do so. An Awardholder may change his, her or its address from time to time by notice in writing to Corporation. Corporation shall give written notice to each Awardholder of any change of Corporation’s address. Any such notice, if mailed, shall be deemed to have been received on the fifth (5th) business day next following the date of mailing, if delivered, on the date of delivery and, if sent by facsimile, on the day following receipt of the facsimile.

Section 12.2                            Employment

No Employee shall be induced to acquire Awards or to exercise Awards by expectation of employment, engagement or service or continued employment, engagement or service. Nothing contained in the Plan shall confer upon any Awardholder any right with respect to employment, engagement to service or in continuance of employment, engagement or service with Corporation or interfere in any way with the right of Corporation lo terminate an Awardholder’s employment, engagement or service at any time. The Plan does not give any Awardholder any right to claim any benefit or compensation except to the extent specifically provided in the Plan.

Section 12.3                            Amendment

The Board reserves the right to amend or modify the Plan at any time if and when it is deemed advisable in its absolute discretion, including, without limitation, in order to enable Corporation to consummate a Trigger Event, provided, however, that no amendment, modification, or discontinuation shall be made without the consent of a Participant, if such action would diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan; provided that any outstanding Options and the terms of any Restricted Shares may be amended in the sole discretion of the Board in order to comply with any requirements of all applicable regulatory authorities or stock exchange. The foregoing may include, among other things, a change in the term, vesting period or price related to Options or the restrictions applying to any Restricted Share, and each Awardholder hereby consents to any such change.

Section 12.4                            Tax Withholding

Corporation will withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all federal, provincial, state and local withholding tax requirements (the “withholding requirements”).

In the case of an Award pursuant to which Shares may be delivered, the Board will have the right to require that the Awardholder or other appropriate person remit to the Corporation an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Board with regard to such requirements, prior to the delivery of any Shares or removal of restrictions thereon. If and to the extent that such withholding is required, the Board may permit the Awardholder or such other person to elect at such time and in such manner as the Board provides to have the Corporation hold back from the Shares to be delivered, or to deliver to the Corporation, Shares having a value calculated to satisfy the withholding requirement. The Board may make such share withholding mandatory with respect to any Award at the time such Award is granted.

Section 12.5                            Termination or Suspension of the Plan

The Board at any time may suspend or terminate the Plan. No Award may be granted under the Plan while the Plan is suspended or after it is terminated. Notwithstanding the foregoing, except as provided in Section 4.3, Section 12.3 or Section 12.9, no suspension or termination shall diminish the rights of any Participant under any then outstanding Award without the consent of such Participant.

Section 12.6                            Administration

The Plan shall be administered by the Board, which shall be empowered to interpret the Plan from time to time and to adopt, amend and rescind rules and regulations for carrying out the Plan. Any decision or determination made or action taken unanimously by the Board (excluding the vote of any Awardholder if he or she is then a member of the Board) arising out of or in connection with the interpretation and administration of the Plan shall be, final and conclusive, and the interpretation and construction of any provision of the Plan by unanimous action of the Board (excluding the vote of any Awardholder if he or she is then a member of the Board) shall be final and conclusive. No member of the Board or any Entity acting pursuant to authority delegated by it, including the Investor, shall be liable for any action or determination in connection with the Plan made or taken in good faith, and each member of the Board and each such Entity and the investor shall be entitled to indemnification with respect to any such action or determination in the manner provided for by Corporation.

Section 12.7                            No Undertaking or Representation

The Awardholders, by participating in the Pian, shall be deemed to have accepted all risks associated with acquiring Shares pursuant to the Plan. Corporation hereby informs each Awardholder that the Options, Optioned Shares and Restricted Shares are subject to, and may be required to be held indefinitely under, applicable securities laws, Corporation and the Board make no undertaking, representation, warranty or guarantee as to the future value or price, or as to the listing on any stock exchange or other market, of any Shares issued in accordance with the provisions of the Plan, and shall not be liable to any Awardholder for any loss whatsoever resulting from that Awardholder’s participation in the Plan or as a result of the amendment, suspension or termination of the Plan or any Award.

Section 12.8                            Applicable Law

This Plan and the provisions hereof shall be governed by and interpreted and enforced in accordance with the laws of the Province of Québec and the laws of Canada applicable therein.

Section 12.9                            Compliance with Applicable Law

If any provision of the Plan or any Award contravenes any law or any order, policy, bylaw, rule or regulation of any regulatory body or stock exchange having jurisdiction or authority over the securities of Corporation or the Plan, then such provision may in the sole discretion of the Board be amended to the extent considered necessary or desirable to bring such provision into compliance therewith.

Section 12.10                     Severability

If any provision of this Agreement shall be determined by any court of competent jurisdiction to be illegal, invalid or unenforceable, that provision shall be severed from this Agreement and the remaining provisions shall continue in full force and effect.

Section 12.11                     Entire Plan

This Plan constitutes the entire stock option plan for Employees and supersedes any prior option plans or other equity participation agreements for or with Employees.

[SIGNATURE PAGE FOLLOWS]

EXECUTED and effective as of 22 February, 2013.

DAVIDSTEA INC.

Per:	/s/ Authorized Person
Authorized Signing Officer

Per:	/s/ Herschel Segal
Authorized Signing Officer

SCHEDULE 4.2

Form of Equity Participation Agreement

See attached.

EQUITY PARTICIPATION AGREEMENT

Equity Participation Agreement made as of the                    day of                                      , 2013 between DavidsTea Inc. (“Corporation”) and                                (“Awardholder”).

RECITALS:

(a)                                 Corporation has adopted an Equity Incentive Plan (the “Plan”) which provides for the granting of Options and Restricted Shares to key Employees (all as defined in the Plan) of Corporation;

(b)                                 Awardholder is an employee of Corporation and will render faithful and efficient service to Corporation in that capacity;

(c)                                  Corporation desires to continue to receive the benefit of the services of Awardholder and to more fully identify his interest with Corporation’s future and success; and

(d)                                 Corporation, acting through its Board, approved the granting of Awards to Awardholder upon the terms and conditions hereinafter provided.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

ARTICLE 1
DEFINED TERMS

Section 1.01 Defined Terms

Unless otherwise defined herein, defined terms shall have the meaning ascribed to such terms in the Plan.

ARTICLE 2
GRANT OF OPTIONS

Section 2.01 Option to Purchase

Corporation hereby grants to Awardholder the number of options set out beside Awardholder’s name in Schedule 1 attached hereto (“Options”) to purchase from Corporation the number of Shares set out beside Awardholder’s name in Schedule I attached hereto (the “Optioned Shares”) at a price of $1.23 per Share (the “Option Price”), upon the terms and conditions contained herein and in the Plan. The number of Optioned Shares which may be acquired pursuant to the Options shall be those which vest in accordance with Section 2.03 hereof.

Section 2.02 Basic Term of Options

Unless earlier terminated in accordance with the Plan, the Options shall no longer be exercisable and shall expire on the seventh (7th) anniversary of the date hereof, unless indicated otherwise on Schedule I attached hereto.

Section 2.03 Vesting

(a)         Subject to the remaining provisions of this Agreement, the Options shall vest upon the earlier of (i) the respective dates as indicated in Schedule I attached hereto, and (ii) a Trigger Event, and shall be exercisable to the extent this Option has vested.

(b)         The Awardholder shall be entitled to cause the Corporation to hold back Shares to satisfy withholding requirements pursuant to Section 12.4 of the Plan.

Section 2.04 Subject to the Plan

Unless otherwise specified or modified herein, the Options are subject in all respects to the provisions of the Plan and compliance by Awardholder or his legal representative (the “Representative”) with the terms thereof. A copy of the Plan shall be provided to Awardholder or his Representative upon request from time to time. Awardholder acknowledges having read a copy of the Plan in effect on the date hereof.

Section 2.05 Transferability

The Options shall not be assignable or transferable, except in accordance with the terms of the Plan.

Section 2.06 Right of a Shareholder

Awardholder shall have no rights as a shareholder with respect to the Optioned Shares until after (i) payment in full of the Option Price for the Optioned Shares for which the Options are being exercised and (ii) the execution by Awardholder of a counterpart to each of the Agreements (if Awardholder is not already a party thereto) and any other agreement reasonably requested by Corporation in order to ensure that upon issuance of the Optioned Shares to Awardholder that Awardholder be bound by the terms and conditions of each of the Agreements. Awardholder shall have no right as a shareholder with respect to such Optioned Shares until the issuance of such Shares and no adjustment shall be made for dividends or other rights for which the record date is prior to the time such Shares are issued. Corporation shall issue such Optioned Shares so purchased within ten (10) Business Days after the conditions set out in the first sentence of this paragraph have been met and deliver share certificates in respect of such Optioned Shares as soon as practicable thereafter.

Section 2.07 Notice of Exercise of Option

Notwithstanding anything to the contrary in the Plan, Corporation shall notify Awardholder at least ten Business Days prior to the occurrence of a Trigger Event. The Options shall be exercised in whole or in part upon Awardholder providing not less than three Business Days written notice prior to the Trigger Event (the “Exercise Date”) and any Option not exercised by the Exercise Date shall terminate and expire at the end of the day on the Exercise Date.

Section 2.08 Schedule

Corporation may, from time to time, update Schedule I attached hereto to reflect any change in the number of Options granted, the Option Price or the number of outstanding Options resulting from any expiration or cancellation of Options pursuant to the Plan.

ARTICLE 3
MISCELLANEOUS

Section 3.01 Severability

If any provision of this Agreement shall be determined by any court of competent jurisdiction to be illegal, invalid or unenforceable, that provision shall be severed from this Agreement and the remaining provisions shall continue in full force and effect.

Section 3.02 Governing Law

This Agreement and the Options granted hereunder shall be governed by and construed in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.

Section 3.03 Language

The parties hereto have expressly required that this Agreement, as well as all documents which relate to it, be drafted in English. Les parties aux présentes ont expressément requis que cette entente ainsi que tons les documents s’y rattachant soient rédigés en anglais.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF the parties hereto have duly executed this agreement as of the date first above written.

DAVIDSTEA INC.

By:
Authorized Signing Officer

By:
Authorized Signing Officer

[EMPLOYEE’S NAME]

SCHEDULE I

OPTIONS

Number of Options Granted to the Awardholder: •

Number of Shares Issuable Upon the Exercise of All Options: •

Vesting: : 4 equal consecutive annual installments, the first of which would vest on the first anniversary of the date of this agreement;

DAVIDsTEA INC.
(THE “CORPORATION”)

AMENDMENT TO THE AMENDED AND RESTATED EQUITY INCENTIVE PLAN
DATED APRIL 3, 2012

RECITALS:

(a)                                 On April 3, 2012, the Corporation adopted an Amended and Restated Equity- Incentive Plan (the “Plan”) (i) to attract, retain and motivate persons of training, experience and leadership as key employees of the Corporation, and (ii) to advance the interests of the Corporation by affording key employees with the opportunity, through options and restricted shares, to acquire an increased proprietary interest in the Corporation.

(b)                                 Pursuant to Section 12.3 of the Plan, the board of directors of the Corporation reserves the right to amend or modify the Plan at any time if and when it is deemed advisable in its absolute discretion.

NOW, THEREFORE:

1.                                      Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Plan.

2.                                      Section 3.1 of the Plan (Maximum Shares Reserved) is amended to increase the aggregate number of Shares reserved for issuance from time to time from 1,560,691 to 1,694,964.

On and after the date hereof, any reference to “the Plan” in the Plan and any reference to the Plan in any other agreements will mean the Plan, as amended by this amendment. Except as specifically amended by this amendment, the provisions of the Plan remain in full force and effect.

Approved by a resolution of the board of directors of the Corporation dated February 24, 2014.

DAVIDsTEA INC.
(THE “CORPORATION”)

AMENDMENT TO THE AMENDED AND RESTATED EQUITY INCENTIVE PLAN DATED APRIL 3, 2012 AND AMENDED ON FEBRUARY 24, 2014

RECITALS:

(a)                                 On April 3, 2012, the Corporation adopted an Amended and Restated Equity Incentive Plan (the “Plan”) (i) to attract, retain and motivate persons of training, experience and leadership as key employees of the Corporation, and (ii) to advance the interests of the Corporation by affording key employees with the opportunity, through options and restricted shares, to acquire an increased proprietary interest in the Corporation.

(b)                                 On February 24, 2014, the Plan was amended to increase the aggregate number of common shares reserved for issuance under the Plan from 1,560,691 to 1,694,964.

(c)                                  Pursuant to Section 12.3 of the Plan, the board of directors of the Corporation reserves the right to amend or modify the Plan at any time if and when it is deemed advisable in its absolute discretion.

NOW, THEREFORE:

1.                                      Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Plan.

2.                                      Section 3.1 of the Plan (Maximum Shares Reserved) is amended to increase the aggregate number of Shares reserved for issuance from time to time from 1,694,964 to 1,900,000.

On and after the date hereof, any reference to “the Plan” in the Plan and any reference to the Plan in any other agreements will mean the Plan, as amended by this amendment. Except as specifically amended by this amendment, the provisions of the Plan remain in full force and effect.

Approved by a resolution of the board of directors of the Corporation dated March 3, 2014.

DAVIDsTEA INC.
(THE “CORPORATION”)

AMENDMENT TO THE EQUITY INCENTIVE PLAN DATED APRIL 3, 2012, AS AMENDED FROM TIME TO TIME

RECITALS:

(a)                                 On April 3, 2012, the Corporation adopted an Equity Incentive Plan, as amended from time to time (the “Plan”) (i) to attract, retain and motivate persons of training, experience and leadership as key employees of the Corporation, and (ii) to advance the interests of the Corporation by affording key employees with the opportunity, through options and restricted shares, to acquire an increased proprietary interest in the Corporation.

(b)                                 On February 24, 2014, the Plan was amended to increase the aggregate number of common shares reserved for issuance under the Plan from 1,560,691 to 1,694,964.

(c)                                  On March 3, 2014, the Plan was amended to increase the aggregate number of common shares reserved for issuance under the Plan from 1,694,964 to 1,900,000.

(d)                                 Pursuant to Section 12.3 of the Plan, the board of directors of the Corporation reserves the right to amend or modify the Plan at any time if and when it is deemed advisable in its absolute discretion.

NOW, THEREFORE:

1.                                      Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Plan.

2.                                      The reference to “10 days” in Section 7.5 of the Plan is deleted and replaced with “30 days.”

3.                                      Section 12.6 of the Plan is deleted and replaced with the following:

“The Plan shall be administered by the Board, which shall be empowered to interpret the Plan from time to time and to adopt, amend and rescind rules and regulations for carrying out the Plan. The Board may, in its absolute discretion, delegate any or all of its responsibilities or powers under the Plan to the Compensation Committee of the Corporation (the “Compensation Committee”), in which event all references (as appropriate) to the Board hereunder shall be deemed to refer to the Compensation Committee. Any decision or determination made or action taken unanimously by the Board (excluding the vote of any Awardholder if he or she is then a member of the Board), or by the Compensation Committee, as the case may be, arising out of or in connection with the interpretation and administration of the Plan shall be, final and conclusive, and the interpretation and construction of any provision of the Plan by unanimous action of the Board (excluding the vote of any Awardholder if he or she is then a member of the Board), or of the Compensation Committee, as the case may be, shall be final and conclusive. No member of the Board or any Entity acting pursuant to authority delegated by it, including the Investor or any member of the Compensation Committee, shall be liable for any action or determination in connection with the Plan made or taken in good faith, and each member of the Board or of the Compensation Committee and each such Entity and the Investor shall be entitled to indemnification with respect to any such action or determination in the manner provided for by Corporation.”

On and after the date hereof, any reference to “the Plan” in the Plan and any reference to the Plan in any other agreements will mean the Plan, as amended by this amendment. Except as specifically amended by this amendment, the provisions of the Plan remain in full force and effect.